AMENDMENT NO. TWO

                                       TO

                        PRICING AND BOOKKEEPING AGREEMENT


         AGREEMENT dated May 1, 1995 between Keyport Variable  Investment Trust,
a  Massachusetts   business  trust  (the  "Trust"),   and  Colonial   Management
Associations, Inc., a Massachusetts corporation ("Colonial").

         Reference is made to the Pricing and Bookkeeping Agreement dated as of June 7, 1993 between the Trust and Colonial, as amended by Amendment No. One thereto dated May 2, 1994. The parties hereby agree that Appendix I to such agreement, as so amended, is hereby amended and restated in its entirety in the form of Schedule I to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     KEYPORT VARIABLE INVESTMENT TRUST

                                     By: Richard R. Christensen
                                     Title:  President


                                     COLONIAL MANAGEMENT ASSOCIATES, INC.

                                     By:  Harold W. Cogger
                                     Title:



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                                            Schedule I to Amendment No. Two
                                            to Pricing and Bookkeeping Agreement



                               Form of Appendix I

                                                               Appendix I

Fund                                                         Effective Date

Colonial-Keyport Growth and Income Fund                        June 7, 1993

Colonial-Keyport U.S. Government Securities Fund               June 7, 1993

Colonial-Keyport Utilities Fund                                June 7, 1993

Colonial-Keyport International Fund For Growth                 May 2, 1994

Colonial-Keyport U.S. Fund For Growth                          July 5, 1994

Colonial-Keyport Strategic Income Fund                         July 5, 1994

Newport-Keyport Tiger Fund                                     May 1, 1995*



* Or such later date as the shares of such Fund shall have been registered for sale under the Securities Act of 1933 and the Investment Company Act of 1940.